MASTER INCENTIVE AGREEMENT


                        CNL CALIFORNIA RESTAURANTS, LTD.


         THIS MASTER INCENTIVE AGREEMENT is entered into this ___ day of January, 1997 by and between MAIN ST. CALIFORNIA II, INC., an Arizona corporation whose address is 400 East South Street, Suite 500, Orlando, Florida 32801 ("CNL") and MAIN ST. CALIFORNIA, INC., an Arizona corporation, whose address is 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018 ("Main St.").

                              W I T N E S S E T H:

         WHEREAS, CNL is the owner of five (5) T.G.I. Friday's restaurants which it have been conveyed to it by Main St. on or about the date hereof pursuant to a certain Asset Conveyance Agreement dated on or about the date hereof ("Restaurants") which are located as set forth in Exhibit "A" attached hereto; and

         WHEREAS, in connection with the acquisition of the Restaurants by CNL, CNL as Owner and Main St. as Manager have entered into a separate Management Agreement dated of even date herewith for each of the Restaurants (herein each a "Management Agreement," or together the "Management Agreements"); and

         WHEREAS, in addition to the terms of the Management Agreements, the parties have agreed that Main St. shall have certain other rights and obligations with respect to the Restaurants as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual promises and obligations contained herein, the parties hereto agree as follows:

         1. Key Terms. The following are certain of the key terms of this Agreement, cross-referenced if applicable to the sections of this Agreement in which they are more fully discussed:

                  a. Main St. Management Fees: The total aggregate management fees due to Main St. under the Management Agreements.

                  b. CNL Investment: CNL's and CNL California's aggregate capital investment in the Restaurants (not including the principal sum of the Acquisition Loan or any other funds borrowed from third parties), less all returns of capital (defined as a return of capital investment in the Restaurants to CNL and/or CNL California for distribution to CNL California and/or its partners as a release of capital from the Restaurants resulting from refinancing, sale of a capital asset or some other capital event relating to the Restaurants and not a return on capital or a return generated from operations).

                  c. CNL Return: A cumulative equity return equal to 14% per annum on the total CNL Investment, which is in addition to and separate from all other returns and amounts which are to be paid to or retained by CNL with respect to the Restaurants.

                  d. Restaurant Revenues: The entire amount of the actual sales price and all other revenues, whether for cash or other consideration, of all sales of food, beverages, merchandise and services in, on, or from the Restaurants, including receipts from mail or telephone orders and telephone and vending machine receipts; all deposits not refunded to purchasers; orders taken, although such orders may be filled elsewhere; payments received from any concessionaire, franchisee, or other person with respect to the
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Restaurants.,  but not including any capital  proceeds from any  Disposition  or other capital event.

                  e. Restaurant Costs: All operating and other expenses of the Restaurants of whatever nature, including without limitation all costs CNL is obligated to pay or in fact does pay as the Owner under the Management Agreements as well as all debt service and other current amounts due and payable on the Acquisition Loan, all Capital Expenditures to the extent that the same are not funded from the Capital Expenditure Reserve or under a Loan Call as provided below, and all lease payments, taxes and other occupancy costs.

                  f. Acquisition Loan: The secured fixed rate loan made by CNL Financial I, Inc. ("Lender") to CNL and to CNL California Restaurants, Ltd. ("CNL California"), a Florida limited partnership which is the sole stockholder of CNL, in the initial principal amount of $7,400,000.00 and as evidenced and secured by the primary loan documents described in Exhibit "A" attached hereto.

                  g. Capital Expenditures: Necessary expenditures, other than ordinary maintenance and repair costs (which are included in Restaurant Costs), for repair, renovations, restoration and replacement of capital assets of the Restaurants, as approved by CNL and Main St., which approval shall not unreasonably be withheld so long as such expenditure is reasonable and necessary for the Restaurants to be maintained and operated consistent with other comparable T.G.I. Friday' s restaurants operated by Main St. and in the T.G. I. Friday's system generally (herein a "Capital Improvement").

                  h. Uncured Default: A default which has remained uncured after thirty (30) days prior written notice thereof to the defaulting party, provided however that the time for curing any non-monetary default shall be extended so long as (i) the defaulting party has commenced cure within such thirty-day period and is diligently and continuously prosecutes such cure in good faith to completion and (ii) such non-monetary default is subject to being cured by diligent good faith efforts of the defaulting party.

                  i. Franchise Agreements: The Amended and Restated Franchise Agreements for the Restaurants entered into with T. G. I. Friday's, Inc. ("TGIF"), and any and all modifications, extensions and/or replacements thereof.

         2. Deferral of Management Fees. In the event that in any period there is not sufficient Restaurant Revenue after payment of all Restaurant Costs for
(a) CNL to retain the Required CNL Return on its total CNL Investment, and (b) CNL to pay to Main St. the Main St. Management Fees, then the Required CNL Return and the Main St. Management Fees shall only be paid prorata, in proportion to the respective dollar amounts of each sum payable to each party prior to any deferral hereunder, from available cash. Any unpaid Required CNL Return (a "CNL Return Deferral") and any deferred amount of the Main St. Management Fees (herein a "Main St. Fee Deferral") shall be deferred and accumulated and shall be paid from future Net Cash Flow Available for Distribution under the relative priorities set forth in Section 3.b.iii of this Agreement. Assuming for the sake of example that only a single Restaurant were involved with an annual Required CNL Return Amount of $88,000 (i.e., a CNL Investment of just over $628,500) and annual Gross Sales under the Management Agreement of $2,500,000 (i.e., an annual 3% Main St. Management Fee of $75,000), if only $100,000 were available for distribution then CNL would retain $53,987.73 [$88,000/($88,000+$75,000)x$100,000] and CNL would pay Main St.
$46,012.27 [$75,000/($88,000+$75,000)x$100,000], with the balance of each amount being deferred.

         3. Incentive Management Fee.
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                  a. Manager's Incentive Fee. Subject to such adjustments as may be required pursuant to the terms of this Agreement, CNL shall pay to Main St. Incentive Management Fees ("Incentive Fees") with respect to Net Cash Flow Available for Distribution for the Restaurants as more fully set forth below.

                  b. Net Cash Flow Available for Distribution.

                           i.   Definition.   CNL's   net  cash  flow  from  the
Restaurants which is available for distribution for any fiscal year (herein "Net Cash Flow Available for Distribution") shall be an amount equal to its net income or net loss for such fiscal year (the terms "net income" and "net loss" shall mean the net income and loss of CNL with respect to the Restaurants as determined in accordance with generally accepted accounting principles consistently applied by the certified public accountant servicing the CNL account for the Restaurants), adjusted as follows:

                                    (1) Such net income  shall be  increased  or
net loss shall be decreased by the sum of: (i) depreciation, amortization and other non-cash expenses deducted in computing such net income or net loss; (ii) loss recognized by CNL from the sale or exchange of Restaurant assets to the extent such loss is taken into account in computing such net income or net loss; and (iii) any amounts released from the Working Capital Reserve or Capital Expenditure Reserve (as defined in Paragraph 3.b.ii below) established for the Restaurants.

                                    (2) Such net income  shall be  decreased  or
net loss shall be increased by the sum of: (i) nondeductible cash payments made by CNL for the Restaurants during such year (such as principal amortization, or Capital Expenditures which are not funded from the Capital Expenditure Reserve and which have not already been deducted in arriving at net income), other than distributions to CNL, payments of Incentive Fees hereunder and payments made with the proceeds of borrowings for or sales of Restaurant assets; (ii) gain recognized by CNL from the sale or exchange of any Restaurant assets to the extent such gain is taken into account in computation of such net income or net loss; and (iii) any additions to the Working Capital Reserve or Capital Expenditure Reserve with respect to such fiscal quarter.

                           ii.  Reserves.  Working  capital  reserves  shall  be
established and maintained for the Restaurants (the "Working Capital Reserve") in such amounts as may be deemed necessary and as are approved by the parties. Similarly, capital expenditure reserves shall be established and maintained for the Restaurants (the "Capital Expenditure Reserve") in an amount equal to Ten Thousand and No/100 Dollars ($10,000.00) per Restaurant per annum (with such amounts to be subject to adjustment if deemed necessary and if approved by the parties). Such Working Capital and Capital Expenditure Reserves, however, shall only be established, maintained and replenished from any available net cash flow after payment of the other Restaurant Costs (including the Main St. Management
Fees) and deduction of the Required CNL Return for each period, and shall be available and used for normal working capital needs or payment of Capital Expenditures as defined above, as applicable, and as required and/or approved under the Management Agreements or as otherwise approved by the parties.

                           iii.  Payments of  Incentive  Fees from Net Cash Flow
Available for Distribution. CNL shall pay to Main St. an Incentive Fee equal to the remaining amount, if any, of Net Cash Flow Available for Distribution from the Restaurants, which shall be payable quarterly after deduction of the following sums:
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                                    (1) first,  monthly,  amounts  necessary  to
                           repay prorata, based upon the outstanding Unmatched Loan balances, the unpaid balance of any Unmatched Loans, as defined below, including interest thereon;

                                    (2) second, monthly, amounts deducted to pay
                           prorata based upon the outstanding unpaid balances, unpaid amounts of any CNL Return Deferral and Main St. Fee Deferral (as defined in and determined under Section 2 hereof);

                                    (3) third,  monthly, the Required CNL Return
                           on the CNL Investment (as defined under Sections 1.c and 1.b above) shall be retained by CNL;

                                    (4) next,  quarterly,  amounts  necessary to
                           pay prorata, based upon the outstanding Matched Loan balances, unpaid amounts of accrued interest on any Matching Loans;

                                    (5)  next,  quarterly,   to  CNL  an  amount
                           (herein the "CNL Matching Amount") equal to FIFTY PERCENT (50%) (as adjusted as provided in this Agreement) (the "CNL Percentage") of the remaining Net Cash Flow Available for Distribution for the period after deduction of the foregoing [the "Main St. Incentive Percentage" shall be equal to One Hundred Percent (100%) minus the CNL Percentage]. This CNL Matching Amount is separate from and in addition to any portion of the Required CNL Return which must be received prior to any payments of Incentive Fees hereunder.

Notwithstanding the foregoing, in the event that Main St., as the Manager under the Management Agreements, does not achieve "PACE" results (as defined in
Section 3.1 of the Management Agreements) for each Restaurant during any period, then unless such failure is clearly documented by Main St. to have resulted from causes which are not within Main St.'s control as the Manager under the Management Agreements, Main St. shall relinquish its right to receive all or such portion of its Incentive Fee as necessary so that CNL shall be able to retain as the CNL Matching Amount for such period, an amount equal to the CNL Matching Amount that would have been available for such period if the "PACE" level of results had been achieved for each Restaurant. In addition, the foregoing calculations shall be reconciled annually under the financial statements for the Restaurants and Main St. shall repay to CNL within forty-five
(45) days following the end of the fiscal year any "excess" Incentive Fees received by Main St. which are in excess of the Incentive Fees which would have been paid to Main St. had the Incentive Fees been calculated on an annual basis at the end of the fiscal year rather than on a quarterly basis.

         4. Term. The term of this Agreement shall continue until the earlier to occur of: (i) the date which is coterminous with the last termination date of any of the Restaurant leases, including all exercised extension options; (ii) the date which is coterminous with the last termination date of the Franchise Agreements, as the same may be extended with the written approval of T.G.I. Friday's, Inc., CNL and Main St.; or (iii) the date which is coterminous with the last termination date of the Management Agreements; or (iv) termination as otherwise provided for in this Agreement. Unless otherwise specifically set forth herein, the terms of this Agreement shall not apply to any Restaurant which is not being managed by Main St. under a Management Agreement with CNL.

         5. Revenue Shortfall Loans. CNL shall have the right to request that Main St. make or cause to
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be made matching  Manager  Loans (herein a "Manager  Loan") to CNL, and Main St.
shall have the right to request that CNL obtain funding of a matching CNL affiliate loan (herein a "CNL Loan") for the Restaurants on the following terms and conditions:

                           i. Operating Deficit.  If at any time or from time to
time after the opening of the Restaurants, the Restaurant Costs and all other expenses of owning and operating the Restaurants, including, without limitation, debt service on all indebtedness (including lease payments on all leases), and Capital Expenditures to the extent that the same exceed amounts available in the Capital Expenditure Reserve, shall exceed the Restaurant Revenues (herein a "Revenue Shortfall"), then CNL and Main St. shall each be responsible for its proportionate share of such excess, based upon their respective Percentages (as defined under Section 3.b.iii.(5) above), and CNL shall obtain and Main St. shall make or cause to be made, within thirty (30) days after notice of the amount of the Revenue Shortfall, unsecured non-recourse CNL Loans and Manager Loans, respectively (herein "Matching Loans"), to CNL in pro rata shares (proportionately to their respective Percentages) totaling the Revenue Shortfall.

                           ii. Loan Call Procedure.  At any time when additional
funds are required to meet a Revenue Shortfall, either CNL or Main St. may deliver written notice of such call to the other setting forth the amount and the purpose for which the loan call is required and designating each party's obligation for such loan call. All loan funds from the parties shall be due on or before the thirtieth (30th) day following the date of receipt of the notice of the call. All such loans shall be made in cash or immediately available funds. Matching Loans shall be interest-only loans bearing interest at a rate per annum equal to the 15-Year US Treasury Rate as published in the Wall Street Journal or other reliable financial market reference plus Seven Percent (7%), which interest shall only be payable out of Net Cash Flow Available from Distribution, and principal thereunder shall be payable solely out of available Disposition Proceeds as provided in Section 13 below. Main St. shall not have the right to call for a Matching Loan at any time when the Main St. Incentive Percentage has been reduced to Twenty Percent (20%) or less.

                           iii. Failure to Respond to Matching Loan Call.

                                    (1) Unmatched  Loans.  If either CNL or Main
St. shall fail to obtain or make a Matching Loan when due hereunder, then the non-defaulting party shall have the right to convert its contribution/loan to an "Unmatched Loan," and to make the loan funding due from the defaulting party (the "Unmatched Amount") as an "Unmatched Loan," which Unmatched Loans shall bear interest at a rate per annum equal to the 15-Year US Treasury Rate as published in the Wall Street Journal or other reliable financial market reference plus Seven Percent (7%), and shall be payable from first available cash flow from the Restaurants as provided in Section 3.b.iii.(1) of this Agreement.

                                    (2)  Dilution  of  Percentages.  If Main St.
shall fail to make any Matching Loan when requested due to a loan call hereunder when due, the CNL Percentage shall be increased by the ratio, expressed as a percentage, of (a) the total Unmatched Loan amount advanced by CNL with respect thereto (inclusive of both the CNL Unmatched Loan and the Unmatched Loan of CNL relating to the Unmatched Amount of Main St.), to (b) the total sum of the cumulative CNL Investment plus all Matching and Unmatched Loans of both parties prior to the Unmatched Loans relating to such loan call (with a resulting decrease in the Main St. Incentive Percentage as of such date). Similarly, in the event that Main St. shall have caused a Manager Loan to be made to CNL, then if CNL shall fail to make any Matching Loan when requested due to a loan call hereunder when due, the CNL Percentage shall be decreased by the ratio, expressed as a percentage, of (a) the total Unmatched Loan amount advanced by or on behalf of Main St.
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with respect  thereto  (inclusive  of both the Main St.  Unmatched  Loan and the
Unmatched Loan of Main St. relating to the Unmatched Amount of CNL), to (b) the total sum of the cumulative CNL Investment plus all Matching and Unmatched Loans of both parties prior to the Unmatched Loans relating to such loan call (with a resulting increase in the Main St. Incentive Percentage as of such date).

                                    (3)  Termination.  CNL  shall  also have the
option of terminating this Agreement and all right, title and interest of Main St. hereunder, in which event the Management Agreements shall also be terminated, if Main St. shall fail (or elect not) to fund as a Matched Loan (resulting in a simultaneous repayment of a CNL Unmatched Loan and conversion of an equal amount still owed to or which has been contributed by or on behalf of CNL to a Matched Loan) its Percentage of any Unmatched Loan in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) within ninety (90) days following written notice of such election to terminate from CNL. Similarly, Main St. shall also have the option of terminating this Agreement (and any obligations or right hereunder), in which event the Management Agreements shall also be terminated, if CNL shall fail (or elect not) to fund as a Matched Loan (resulting in a simultaneous repayment of a Main St. Unmatched Loan and conversion of an equal amount still owed to Main St. to a Matched Loan) its Percentage of any Unmatched Loan in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) within ninety
(90) days following written notice of such election to terminate from Main St. In the event of such termination by either party, notwithstanding any other provision hereof to the contrary, any Unmatched or Matching Loans shall continue to be payable in the amounts and with the respective priorities set forth in
Section 3.b.iii and Section 13 hereof.

Neither party shall have any recourse liability to make any Loan hereunder and the parties' remedies in the event that the other party shall fail or shall elect not to make any Loan when requested shall be limited to the options set forth above. CNL, at CNL's option, shall have the right to obtain or cause to be provided CNL Loan funds in the form of an additional capital contribution which shall have a preferred return in lieu of interest but which shall be payable in all respects as though such capital contribution and preferred return were treated like principal and interest on a CNL Loan.

         6. Assignability.

                  a. Assignment by Main St. Main St. may not, without CNL's prior written consent, which may be withheld in CNL's sole and absolute discretion, assign its interest in this Agreement, provided however that CNL's prior consent shall not be required for an assignment to any affiliate which is wholly-owned by Main Street and Main Incorporated or any of its wholly-owned subsidiaries, or for a collateral assignment by Main St. of its rights to receive payments hereunder and/or under the Management Agreements.

                  b. Assignment by CNL. CNL may, without Main St.'s consent, assign its interest in this Agreement to (i) an Affiliate of CNL in connection with an assignment of the Management Agreements, provided that CNL continues to be fully liable under this Agreement, or (ii) a purchaser of CNL's entire interest in the Restaurants. Main St. shall not unreasonably withhold its consent to any other transfer by CNL of its interest in this Agreement. The term "Affiliate" as used herein shall mean any parent, subsidiary, or other entity that controls, is controlled by or is under common control with the party whose interest is being transferred. For purposes of this provision "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the shares or partnership interests entitled to vote in determining action by the Affiliate. Without limiting the generality of the foregoing, the parties have agreed that the Restaurants and all interests therein and relating thereto are to be conveyed to CNL California in a liquidation of CNL,
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and hereby  consent  to and agree to fully  cooperate  with and to  execute  all documents reasonably necessary in order to complete such conveyance. Until such conveyance has been completed, CNL and CNL California shall be considered together in computing the amounts payable to the parties hereunder.

         7. Right of First Refusal. In the event that a third party shall make a bona fide written offer to CNL to purchase any or all of the Restaurants (an "Offer"), CNL shall not accept or otherwise sell any or all of the Restaurants pursuant to the Offer without first giving Main St. a right of first refusal to purchase such Restaurant interests as provided in this paragraph. Upon the receipt by CNL of the Offer, CNL, if it wishes to accept the Offer, shall first give written notice of the Offer to Main St. and with said notice CNL shall enclose a copy of the Offer received by it. Main St. shall have twenty (20) business days after the receipt of said notice to elect to purchase the interest on the same terms and conditions as set forth in the Offer. If Main St. does not elect within said twenty (20) business days to purchase the Restaurant interests subject to the Offer, then CNL may sell its Restaurant interests described in and pursuant to the Offer, in which event the Management Agreements and this Agreement shall be terminated with respect to such Restaurants as of the date of conveyance under the Offer (subject, however, to Main St.'s right to receive Disposition Proceeds resulting from such sale under Section 13 below). Notwithstanding the foregoing, even if Main St. elects not to accept any Offer hereunder, during the first three (3) years of the term hereof the respective Management Agreement and the rights of Main St. to participate in Net Cash Flow Available for Distribution hereunder shall not be terminated as a result of any sale to a third party under an Offer which is not accepted by Main St. If CNL later intends to sell any or all of its Restaurant interests to someone other than the original third party offeror or on terms or conditions different than those set forth in the original notice and Offer (including a change in the closing date), such change shall be considered a new Offer pursuant to which the right of first refusal as set forth herein shall again apply. In the event that Main St. does elect within said twenty (20) business days to exercise the right of first refusal granted herein, then Main St. shall be subject to the terms of the Offer, and the closing of such purchase and sale shall occur at the same time as provided in the Offer (but not sooner than sixty (60) days after receipt by CNL of Main St.'s timely written notice of its exercise of its first refusal rights hereunder). In the event that Main St. is unable after good faith diligent efforts to close under an Offer which it has accepted within the time originally provided, such closing date shall be extended by CNL for up to sixty
(60) additional days upon written request by Main St., provided that Main St. right of first refusal hereunder shall no longer apply to any Offer property if Main St. ultimately fails to close under any such accepted Offer within the time allowed. Unless expressly consented to in writing by the other party, no transfer of a Restaurant interest shall in any way alter or diminish the other parties' obligations hereunder with respect to any obligation under this Agreement which accrued or arose prior to the date of sale. The foregoing right of first refusal shall not apply and CNL shall have the right to sell a Restaurant and terminate the Management Agreement with respect thereto if (i) an Uncured Default exists with respect to Main St. under this Agreement; (ii) Main St. is no longer managing such Restaurant pursuant to a Management Agreement or any replacement thereof; or (iii) the Main St. Incentive Percentage is reduced to less than twenty percent (20%).

         8. Other Businesses of Venturers. Main St. and its affiliates shall not own, operate or invest in, directly or indirectly, an interest in any other T.G.I. Friday's restaurant or similar casual dining restaurant which serves similar menu items within a five (5) mile radius of the Restaurant without the prior consent of CNL. The five (5) mile radius can be reduced to not less than three (3) miles subject to CNL's approval of an "impact study" provided by a mutually-acceptable trade-area analyst at Main St.'s expense which demonstrates that an additional T.G.I. Friday's restaurant and bar within the 3- to 5-mile radius will not materially and adversely impact the revenues or profitability of the potentially-affected Restaurant. Any lesser separation of the existing Restaurants subject to this Agreement (including the Mosconi Center

Restaurant) shall not constitute a violation of the foregoing, nor shall the foregoing be construed to create any condition or limitation on TGIF.

         9.  Addition of  Restaurant(s).  CNL has  contracted to acquire a sixth
(6th) T.G.I. Friday's Restaurant located at 150 Fourth Street, San Francisco, California (the "Mosconi Center Restaurant") from Main St. upon completion, to be financed by Lender under an additional Acquisition Loan in the initial principal amount of $1,200,000 (which shall become part of the "Acquisition Loan" hereunder) and upon such acquisition CNL and Main St. shall enter into a Management Agreement with respect thereto upon terms consistent in all respects with the existing Management Agreements, at which time the Mosconi Center Restaurant shall be added as an additional Restaurant hereunder.

         10. Option to Purchase. CNL hereby grants to Main St. an option, exercisable at any time after the seventh (7th) year of the term of this Agreement, to purchase all of the Restaurants then subject hereto for a purchase price equal to the sum of (a) the outstanding balance of all third-party loans incurred by CNL with respect to the Restaurants, including all prepayment fees if such loans can not be assumed by Main St. (the "Third Party Loans"), and (b) the greater of (i) 120% of the sum of the CNL Investment in the Restaurants plus the total balance due on all CNL Loans (the "Total CNL Investment"), or (ii) the Total CNL Investment plus the CNL Percentage of the excess of the total fair market value of the Restaurants, determined by an valuation company selected by CNL and acceptable to Main St., over the Total CNL Investment in the Restaurants plus the amount of all Third Party Loans. All expenses of closing shall be paid by Main St. and this option may not be exercised at any time when an Uncured Default on the part of Main St. exists under any term or condition of this Agreement or the Management Agreements. The right to share in Disposition Proceeds under Section 13 below shall not apply to any proceeds relating to Main St.'s exercise of this option to purchase.

         11. CNL's Development and Financing Options. Main St. hereby grants to CNL and its affiliates (a) an option and first right of refusal to participate in any additional T.G.I. Friday's restaurants developed by Main St. or any other affiliate within the "San Francisco Region" development territory established under the existing California Development Agreement with T.G.I. Friday's, Inc., on comparable terms to those established hereunder; and (b) a first right of refusal to provide any other financing (such as mortgage or sale-leaseback financing) which is to be obtained for any such additional T.G.I. Friday's restaurants to be acquired or developed by Main St. and/or any other affiliate within the "San Francisco Region" development territory under the existing California Development Agreement with T.G.I. Friday's, Inc., on comparable terms available to Main St. and CNL with other potential financing parties (which shall at least be comparable to the terms and conditions as may be contained in any offer received by Main St. or its affiliate for such development or financing if Main St. intends to accept such offer).

         12. TGIF Franchise Agreements. All terms and conditions of this Agreement are subject in all respects to any and all approval conditions and rights, rights of first refusal and similar rights and limitations, if any, in favor of TGIF or otherwise arising under the Franchise Agreements, and in the event of any conflict between the rights of TGIF or the obligations of the franchisee under the Franchise Agreements and the terms of this Agreement, the Franchise Agreements shall prevail.

         13. Disposition Proceeds. In the event of the sale of any Restaurant (herein a "Disposition Restaurant") while this Agreement is still in effect or applies with respect thereto, including dispositions subject to the Right of First Refusal under Section 7, and dispositions at the termination hereof, but not a disposition to Main St. or its designee under the purchase option set forth in Section 10 (herein a

"Disposition"), then Main St. shall be entitled to receive a portion of the disposition proceeds received by CNL with respect thereto (herein a "Disposition Payment"), out of any available net proceeds in the amount and after all deductions as set forth below. As soon as practicable after any Disposition, a full accounting of the assets and liabilities of CNL with respect thereto shall be taken, and a statement of the assets and liabilities of CNL relating thereto shall be prepared by the independent public accountants then providing financial accounting for the Restaurants. A copy of such statement, which shall include a calculation of the proceeds from such Disposition, shall be furnished to Main St. promptly following such Disposition. All proceeds from any such Disposition shall be applied in the following order:

                           i. First,  the  expenses of the  Disposition  and the
Acquisition Loan payoff, all accounts payable and similar normal operating obligations for the Disposal Restaurant and other approved third party debts of CNL (other than Matching or Unmatched Loans) with respect to the Restaurants shall be paid. Any reserves shall be established or continued which CNL deems reasonably necessary for any contingent or unforseen liabilities or obligations arising out of or in connection with the Disposition. Such reserves shall be held by CNL for the purpose of disbursement in payment of any of the aforementioned contingencies, and at the expiration of such period as CNL shall deem advisable in its reasonable discretion, CNL shall distribute the balance thereafter remaining in the manner provided in the following subparagraphs; ii. Next, any unpaid balance of principal and interest due on any Unmatched Loans with respect to the Disposition Restaurant shall be paid in full or on a pro rata basis if the amount available is insufficient to repay all such loans;

                           iii.  Next,  CNL shall  retain an amount equal to its
CNL Investment for the Disposition Restaurant (to the extent not previously returned);

                           iv. Next, any unpaid  deferred,  accumulated Main St.
Management Fees or Required CNL Return as defined under Section 2, shall be paid and/or retained as applicable, pro rata if the amount available is insufficient to repay all of such sums;

                           v. Next, any unpaid balance of principal and interest
due on any Matched Loans shall be paid in full or on a pro rata basis if the amount available is insufficient to repay all such loans; and

                           vi. Next,  to CNL and Main St. in proportion to their
respective Percentages (this distribution item shall not apply in the event and to the extent that this Agreement and the Management Agreement previously has been terminated for any Disposition Restaurant prior to the date of its Disposition).

         14. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement shall be given in writing either (i) by personal or facsimile delivery with a copy of such notice mailed by registered or certified mail, return receipt requested, postage prepaid, (ii) by registered or certified mail, return receipt requested with proper postage prepaid, or (iii) delivery by Federal Express, UPS or any other overnight carrier . In each case, notices shall be addressed to the parties at the address set forth below opposite their names:

Name                                        Address
----                                        -------

CNL California Restaurants, Ltd.             400 East South Street, Suite 500

                                             Orlando, Florida  32801
                                             Attn:  Robert A. Bourne

cc: Scott C.  Thompson, Esquire              Post Office Box 2809
                                             Orlando, Florida  32802

Main Street and Main Incorporated            5050 North 40th Street, Suite 200
                                             Phoenix, Arizona 85018
                                             Attn:    Jim Wopnford

cc: Robert Nagle, Esquire                    O'Connor Cavanagh
                                             One East Camelback Road, Suite 1100
                                             Phoenix, Arizona 85012-1656

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided in this Section. In the case of mailed notices as provided above, the effective date of the notice shall be the third (3rd) consecutive calendar day following the date of the postage mark. Failure to accept a notice or designate a new address by a party will not frustrate any delivery of notice as set out in the Agreement.

         15. Remedies. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

         16. Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or any obligation hereunder shall not be a waiver of such party's right to demand compliance therewith in the future.

         17. Headings. The headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         18. Binding Effect; Amendment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, legal representatives, successors and permitted assigns. Amendments to this Agreement shall become effective only if in writing and signed by each of the parties to be bound.

         19. Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated herein, shall be deemed representations and warranties by the respective party. All representations, warranties and agreements made by the parties shall survive the execution of this Agreement.

         20. Recording. By execution hereof, each party agrees that this Agreement shall not be recorded in the Public Records of any jurisdiction without the express written approval of all of the other parties.

         21. Construction. This Agreement is being delivered and is intended to be performed in the State of Florida, and shall be construed and enforced in accordance with the laws of that state. If it becomes necessary for any party to this Agreement to institute litigation to enforce or construe any of its terms, then the prevailing party in such action shall be entitled to an award of reasonable attorneys' fees. Any aggrieved party may proceed to enforce its rights in the appropriate action at law or in equity. Venue for all suits arising out of this Agreement shall lie exclusively in the state and federal courts of Orange County, Florida (unless and except to the extent that any such controversy is subject to the exclusive jurisdiction of courts in the State of California under applicable California law). By execution or adoption of this Agreement, each party hereby submits himself to the in personam jurisdiction of all courts of Orange County, Florida.

         22. Scope of Manager's Authority. Except as expressly provided for in this Agreement or in the Management Agreements, neither CNL nor Main St. shall have any authority to act for, hold himself or itself out as the agent of, or assume any obligation or responsibility on behalf of, the other party.

         23. Title to Restaurant Property. All the Restaurant property, whether real or personal, tangible or intangible, is solely owned by CNL and Main St. does not claim any right, title or interest therein, aside from the payment rights hereunder and payment and other rights under the Management Agreements. No joint venture or similar fiduciary relationship or ownership interest intended, nor shall one be deemed to arise under, this Agreement and/or the Management Agreements.

         24. Relationship of the Parties. The provisions of this Agreement relating to the determination and payment of incentive management fees and other sums hereunder are included solely for the purpose of providing a method whereby the said fees can be measured and ascertained. Main St. and CNL shall not be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

         25. Miscellaneous. The neuter pronoun references utilized in this Agreement shall be deemed to include the feminine and the masculine genders when the context shall so require. Further, the plural shall include the singular and the singular shall include the plural.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     MAIN ST. CALIFORNIA II, INC., an Arizona
                                          corporation



                                     By: ___________________________________
                                               Robert A. Bourne, President


                                     MAIN ST. CALIFORNIA, INC., an Arizona
                                          corporation



                                     By: ___________________________________

                                     Name: _________________________________

                                     As its: _________________________ President



                                     JOINDER
                                     -------

Main Street and Main Incorporated hereby joins in the execution of this Agreement to evidence its agreement to the non-competion and other terms expressly applicable to it as an affiliate of Main St. California, Inc. thereunder.


                                     MAIN STREET & MAIN INCORPORATED,
                                     a Delaware corporation



                                     By: ___________________________________

                                     Name: _________________________________

                                     As its: _________________________ President

                                   Exhibit "A"

                      Existing T.G.I. Friday's Restaurants
                             Addresses and Landlords


1.       10343 N. Wolfe Road
         San Jose, Santa Clara County, California  95014
         Landlord:  Vallco L.L.C., a Delaware limited liability company

2.       685 Beach Street at Hyde
         San Francisco, San Francisco County, California
         Landlord:  Oak Grove Investors, a California limited partnership

3.       2410 San Ramon Valley Boulevard, Suite 130
         San Ramon, Contra Costa County, California  94583
         Landlord:  Kilpatrick Partners, LLC, a California limited liability company

4.       3101 S. El Camino Real
         San Mateo, San Mateo County, California  94403
         Landlord:  Bohannon Development Company, a California corporation

5.       1250 Grundy Lane
         San Mateo, San Bruno County, California  94066
         Landlord:  Silver Creek Valley, a California limited partnership and
                        North First Street Properties, a California general partnership

             "Joint Venture" items into/conform to Management Agreement instead of Incentive Agreement

         26. Control and Management.

                  a. Manager. The day-to-day operations of the Joint Venture's business shall be the responsibility of Main St., pursuant to the terms of the Management Agreement attached hereto as Exhibit "A". In the event that, for any reason, the Management Agreement is terminated or expires CNL shall have the right to appoint a new manager on terms acceptable to CNL. In the event of a termination of this Agreement and CNL appoints a new manager, then CNL shall be responsible for the obligations of manager.

                  b. Services; Reports to Other Venturers. Main St. shall cause the Manager to keep all Venturers informed of all letters, accounts, writings and other information which are material in scope which shall come to its attention concerning the business of the Joint Venture. Main St. shall cause the Manager to prepare a business plan annually within sixty (60) days prior to the expiration of each fiscal year and shall submit such plan to all Venturers for approval.

                  c. Accounting Records; Fiscal Year. Main St. shall cause the Manager to keep or cause to be kept full records of each transaction of the Joint Venture and shall maintain such records at its principal office or at the principal office of the Joint Venture's accounting firm. The Manager shall provide each Venturer with the reports and schedules set forth in the Management Agreement within the time periods specified in such Exhibit. Each Venturer, or its duly authorized representative, shall have the right during regular and normal business hours or by appointment to audit, examine and make copies of or extractions from the Joint Venture's records, and the Venture shall bear all expenses incurred in any such examination. Main St. shall cause the Manager to furnish or cause to be furnished to each Venturer monthly financial statements within thirty (30) days following each calendar month. In addition, Main St. shall cause the Manager to furnish or cause to be furnished to each Venturer such tax information as shall be necessary for the preparation by the Venturers of their respective federal and state income tax returns. Such tax information shall be furnished within thirty (30) days after the end of each fiscal year of the Joint Venture. The fiscal year of the Joint Venture shall be a calendar year. The Joint Venture shall keep its accounting records and shall report its income for income tax purposes on the accrual method of accounting. The accounting for Joint Venture purposes shall be in accordance with generally accepted accounting principles consistently applied. The Venturers shall mutually select the Joint Venture's certified public accounting firm. The Joint Venture's books shall be audited annually by such certified public accounting firm and the results of such audit shall be forwarded directly to each Venturer by such firm within forty-five (45) days after the end of each fiscal year and shall be accompanied by an auditor management letter. The expense of such audit shall be a Joint Venture expense.

                  d. Bank Accounts. Main St. shall cause the Manager to cause the funds of the Joint Venture to be deposited in such bank account or accounts as it shall designate and withdrawals may be made upon the signature of the Manager.

         27. Consent to Operations. The procedure for the operation of the Joint Venture shall be as follows:

                  a. Day-to-Day Affairs. The day-to-day affairs of the Joint Venture shall be handled by the Manager as hereinabove stated.

                  b. Unanimous Approval. The following actions may not be taken without the vote and unanimous approval of all the Venturers: (i) any amendment of this Agreement;
(ii) admission of a new venturer to the Joint Venture; (iii) obtaining financing for any land or interest in land, any building, or any equipment; (iv) confession of any judgment or compromise of any claim against the Joint Venture;
(v) entering into or modifying any contract, transaction or relationship between the Joint Venture and any Venturer, Affiliate of any Venturer or any entity in a control relationship with any Venturer; (vi) any sale (except as otherwise provided in this Agreement) or lease of the Restaurant or Joint Venture properties or assets other than sales or trade-ins of equipment in the ordinary course of business; (vii) any borrowing not otherwise specifically authorized in this Agreement; (viii) entering into any contract with a duration in excess of one year or (to the extent such contract is not in the ordinary course of business) calling for payment(s) in excess of $10,000; (ix) amending or modifying any agreement or contract which requires unanimous approval; and (x) any other decision or action which by any provision of this Agreement is required to be approved by all of the Venturers, or which is out of the normal course of the Joint Venture business. For purposes of this Agreement the following persons are designated as empowered to consent on behalf of CNL: James
M. Seneff, Jr. or Robert A. Bourne; and on behalf of Main St.: Jim Wopnford

                  c. Venturers' Meetings. The Venturers shall cause their respective duly appointed directors, officers, agents and/or employees to meet (which meeting may be via telephonic communication) from time to time but not less often than quarterly to discuss and plan the various aspects of the Joint Venture, and shall reduce to writing in the form of minutes or memoranda their decisions and agreements. A copy of all such writings, whether in the form of minutes or memoranda, shall be maintained at the Joint Venture's principal place of business and shall be available for inspection and photocopying by the Venturers' directors, officers, agents and employees during normal business hours.

                               Probably not needed

         28. Conversion of Delinquent Venturer's Interest. In the event a Venturer Defaults (as defined at subparagraph 6(D)(4)(a) above) hereunder, including a Default under 6(D)(1) above, then, at the option of the other Venturer, this Agreement shall be converted to a limited partnership and such defaulting Venturer's entire interest in the Joint Venture shall be converted into the interest of a limited partner of the Joint Venture, effective as of the Default date. As a result of such conversion, the defaulting Venturer shall cease to be a general partner of the Joint Venture as of the Default date and shall become solely a limited partner of the Joint Venture, without any rights to participate in the management of the Joint Venture, but with the same percentage interest in the partnership; however, its right to receive distributions from the partnership, in liquidation or otherwise shall be assigned to the other Venturer until such default has been cured; and provided, further, that such defaulting Venturer shall continue to have the obligation provided in 6(D)(1) and shall be subject to (whether its interest is a general partnership or limited partnership interest) the provisions of this Article. If the default is subsequently cured, such defaulting Venturer's interest shall revert to a general partner Joint Venture interest. In the event of such conversion to a limited partnership, the defaulting Venturer shall promptly, upon demand of the other Venturer, execute and deliver to the Joint Venture a certificate of limited partnership and such other documents or instruments which counsel for the Joint Venture may reasonably require to effectuate the conversion of the Delinquent Venturer's interest to that of a limited partner. The Delinquent Venturer does hereby constitute and appoint the other Venturer as its true and lawful attorney-in-fact to execute and deliver to the Joint
Venture, for and on its behalf, all documents that may be necessary or appropriate, in the opinion of counsel, for the Joint Venture to effect such conversion and, if necessary, to effectuate the admission to the Joint Venture of the Delinquent Venturer's successor in interest as a limited partner and the agreement of such successor to be bound by all of the terms and conditions of this Agreement.

         29. New Venturers. Except as provided in Paragraph 12 below, new venturers may be admitted into the Joint Venture only upon the unanimous agreement of the Venturers and only after they execute and acknowledge such instruments as are necessary or desirable, as determined by counsel to the Joint Venture, to effect such admission and to confirm their agreement to be bound by all the covenants, terms and conditions of this Agreement, as the same now exists or may hereafter be amended. Each new venturer's interest in the Joint Venture shall be determined by all other Venturers at the time of admission.

         30. Indemnification. Each Venturer shall, to the fullest extent permitted by law, indemnify, hold harmless and defend all other partners against its pro rata share of any liability, loss or damage, including, without limitation, attorneys' fees and costs, incurred or sustained by reason of any act or omission in the conduct of the business of the Joint Venture or resulting from any claims, demands, liability and/or actions which shall or may arise by virtue of anything done or omitted to be done by such Venturer outside the scope of, or in breach of, the terms of this Agreement; provided that such Venturer be given prompt notice of such claim, demand, liability or action and shall be given reasonable opportunity to participate in the defenses thereof, and further provided that failure to give such notice shall not affect such Venturer's obligations under this Paragraph 15, except to the extent of any actual prejudice to the Venturer resulting therefrom. The indemnification provided herein shall not extend where such Venturer has been adjudicated guilty of fraud, bad faith or gross negligence by a court of competent jurisdiction.



                  a. Right to Cause Sale.

                           i. At any time  after the first to occur of  provided
that such party (the "Offering Party") shall have first offered to sell the Restaurants to the other Venturer (the "Non-Offering Party") in accordance with this Section subject to the approval of TGI Friday's Inc., if necessary. For purposes of this Agreement, the term "Default" shall mean (i) a Venturer's withdrawal from the Joint Venture in violation of the terms hereof, (ii) a breach by or failure of performance by a Venturer (or an Affiliate of such Venturer) as to any material covenant or agreement of such Venturer (or Venturer's Affiliate) in this Joint Venture Agreement or any agreement relating to the Restaurants if such breach or failure is not cured or corrected within thirty (30) days after receipt of written notice from the other Venturer specifying the nature of such breach, or if such cure cannot be effected within such thirty (30) day period, but can be cured within a reasonable time, if such Venturer fails to commence the cure of such breach within such thirty (30) day period or, having so commenced, fails to prosecute such cure diligently to completion.

                           ii. In order to initiate  its right to cause the sale
of the Restaurants in accordance with the preceding paragraph, the Offering Party shall deliver to the Non-Offering Party notification (the "First Offer Notification") describing a proposed offer to sell the Restaurants for a price specified in such First Offer Notification (the "First Offer Sale Price").

                           iii.  The First Offer  Notification  shall (i) advise
the Non-Offering Party and the Owner that the Offering Party desires to cause the Joint Venture to sell the Restaurants, (ii) state the proposed First Offer Sale Price, (iii) set forth the other material terms of the proposed offer, which must include a cash earnest money deposit (the "First Offer Deposit"), and
(iv) give the Non-Offering Party the option to purchase the Restaurants at the First Offer Sale Price and upon the other First Offer Sale Terms.

                           iv.  Within  thirty (30) days after the giving of the
First Offer Notification, the Non-Offering Party shall give notice to the Offering Party to the effect that:

                                    (1)  it  has   elected   to   purchase   the
Restaurants, in which event such notice shall be sent to the Offering Party together with the First Offer Deposit; or

                                    (2)  it  does  not  wish  to  purchase   the
Restaurants, in which event, the Offering Party shall have the right to cause the sale of the Restaurants without the consent of the Non-Offering Party to any person (including the Offering Party) upon terms and conditions not less favorable to the Joint Venture than the First Offer Sale Price and the other First Offer Sale Terms.

                           v. If the Non-Offering  Party does not give notice to
the Offering Party in response to the First Offer Notification within such 30-day period, it shall be deemed to have given the answer set forth in clause
(ii) above. If the Non-Offering Party gives or is deemed to have given the answer set forth in clause (ii) above and the Joint Venture has not contracted to sell the Restaurants within one hundred eighty (180) days after the date as of which the Non-Offering Party gives or is deemed to have given such answer, this Section shall be applicable again as if no offer previously had been made in accordance herewith to the Non-Offering Party.

                           vi. The closing of any sale of the Restaurants to the
Non-Offering Party pursuant to this Section shall take place not later than ninety (90) days after the Non-Offering Party provides the written notice of acceptance to the Offering Party. At such closing, the Joint Venture shall execute and deliver such instruments as shall be appropriate to transfer the Restaurants to the Non-Offering Party, subject to any then existing mortgage(s) or other lien(s) if the same are to survive the closing, the Non-Offering Party shall simultaneously pay to the Joint Venture the cash portion of the First Offer Sale Price (less the amount of the First Offer Deposit already paid), the Joint Venture and the Non-Offering Party shall perform the Other First Offer Sale Terms to be performed by them, and the Joint Venture shall thereupon distribute the cash portion of the First Offer Sale Price (including the amount of the First Offer Deposit then held in escrow) in the manner provided in this Joint Venture Agreement and the Joint Venture shall thereafter make distributions in the manner provided in this Agreement.

                           vii.  In  the  event  that  the  Non-Offering   Party
defaults in any obligation it has to purchase the Restaurants pursuant to this Section, then the Offering Party shall be paid the First Offer Deposit as liquidated damages and may cause the Joint Venture to sell (without reimposing the notice provisions set forth above) the Restaurants to any person (including the Offering Party or an Affiliate of the Offering Party) at a price and on terms not materially less favorable than those offered to the Non-Offering Party.

STATE OF FLORIDA
COUNTY OF ORANGE

         The foregoing instrument was acknowledged before me this ________ day of October, 1996 by ROBERT A. BOURNE, as President on behalf of CNL RESTAURANTS XV, INC., a Florida corporation as General Partner of CNL LOUISIANA RESTAURANTS, LTD., a Florida limited partnership as General Partner of CNL/MAIN LOUISIANA RESTAURANT VENTURE, a Florida general partnership. He is personally known to me and did not take an oath.


                                      Name:

SEAL:                                 Notary Public, State of Florida
                                      Commission #
                                      My  commission expires:



STATE OF ARIZONA
COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me this ______ day of October, 1996 by , as on behalf of MAIN ST. LOUISIANA RESTAURANTS, INC., an Arizona corporation as General Partner of CNL/MAIN LOUISIANA RESTAURANT VENTURE. He is personally known to me or has produced _________________________ as identification and did(did not) take an oath.


                                      Name:

SEAL:                                 Notary Public, State of
                                      Commission #
                                      My commission expires:



STATE OF ARIZONA
COUNTY OF MARICOPA

         The foregoing instrument was acknowledged before me this ______ day of October, 1996 by ____________________________, as _______________ on behalf of
MAIN STREET AND MAIN INCORPORATED, a Delaware corporation. He is personally known to me or has produced _________________________ as identification and did(did not) take an oath.

                                      Name:

SEAL:                                 Notary Public, State of
                                      Commission #
                                      My commission expires: